CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports pertaining to Columbus Life Insurance Company (statutory-basis) and Columbus Life Insurance Company Separate Account 1 dated March 30, 2001 and April 3, 2001, respectively, in Pre-Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-73390) and related Prospectus of Columbus Life Insurance Company Separate Account 1.


                                                           /s/ Ernst & Young

Cincinnati, Ohio
January 25, 2002